Exhibit 23.1

                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-98590) of Core Laboratories N.V. our report dated April 1, 1997 relating to the consolidated financial statements of Saybolt International B.V., which appears in the Current Report on Form 8-K/A of Core Laboratories N.V. dated July 21, 1997.


PRICE WATERHOUSE LLP

Houston, Texas
July 21, 1997